UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

Larimar Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36510	20-3857670
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 506 Bala Cynwyd, Pennsylvania	19004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 511-9056

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LRMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On September 29, 2020, Larimar Therapeutics, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Prior Current Report”). The Prior Current Report was filed erroneously by the Company’s financial printer prematurely and in incomplete form. Accordingly, this amended Current Report is being filed by the Company to provide the missing information in the Prior Current Report, and this Current Report shall supersede in its entirety the Prior Current Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2020, the Company held a virtual Special Meeting of Stockholders (the “Special Meeting”), where the stockholders of the Company approved the Larimar Therapeutics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and certain conditional grants thereunder, which had previously been approved by the Company’s Board of Directors, subject to stockholder approval.

A detailed summary of the material terms of the 2020 Plan is set forth in the Company’s definitive proxy statement for the Special Meeting filed with the U.S. Securities and Exchange Commission on August 19, 2020 (the “Proxy Statement”), which such description is incorporated herein by reference.

The 2020 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and cash or other stock based awards. The number of shares authorized for issuance under the 2020 Plan consists of (i) 1,700,000 shares of the Company’s common stock plus (ii) an annual increase on January 1, 2021 and each anniversary of such date thereafter through January 1, 2030, equal to the lesser of (A) 4% of the shares issued and outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the Board (the “Share Pool”). However, if any award previously granted under the Zafgen Inc. 2014 Stock Option and Incentive Plan, as amended (the “2014 Plan”) or its predecessor, the Zafgen Inc. 2006 Stock Option Plan, as amended (collectively, the “Prior Plans”), expires, terminates, is canceled or is forfeited for any reason after the approval of the 2020 Plan, the shares subject to that award will be added to the Share Pool so that they can be utilized for new grants under the 2020 Plan. Similarly, following the approval of the 2020 Plan, shares that are withheld from an award issued under a Prior Plan for the payment of taxes or in satisfaction of the exercise price for an option award, will be added to the Share Pool so that they can be utilized for new grants under the 2020 Plan.

The descriptions of the 2020 Plan contained herein and in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2020 Plan and the Company’s Form of Stock Option Grant Notice and Award Agreement, a copy of which are each attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 29, 2020, the Company held the Special Meeting virtually. As of August 12, 2020, the record date for the Special Meeting, there were 15,356,206 outstanding shares of the Company’s common stock entitled to vote at the Special Meeting. The following is a brief description of the final voting results for the proposal submitted to a vote of stockholders at the Special Meeting, which is described in detail in the Proxy Statement.

Proposal – Approval of the 2020 Equity Incentive Plan and Certain Conditional Grants Thereunder. The 2020 Plan and certain conditional grants thereunder was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,087,345	1,861,258	59,310	0

No further business was brought before the Special Meeting.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Larimar Therapeutics, Inc. 2020 Equity Incentive Plan

10.2	Larimar Therapeutics, Inc. Form of Stock Option Grant Notice and Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Larimar Therapeutics, Inc.

By:	/s/ Carole S. Ben-Maimon, M.D.
Name:	Carole S. Ben-Maimon, M.D.
Title:	President and Chief Executive Officer

Date: September 29, 2020